EXHIBIT 99.2

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton WI 53562-0992 (608) 275-3340

For Immediate Release	Contacts: Dave Prichard/Kevin Kim 608-278-6141/608-278-6148

Spectrum Brands Announces Tender Offer and Consent Solicitation for its 6.625% Senior Notes Due 2022
Middleton, WI, September 10, 2019 – Spectrum Brands Holdings, Inc. (NYSE: SPB), a global and diversified consumer products company with market-leading brands, announced today that its wholly owned subsidiary Spectrum Brands, Inc. (“Spectrum Brands”) commenced a cash tender offer (the “Tender Offer”) with respect to any and all of its $285 million aggregate outstanding principal amount of 6.625% Senior Notes due 2022 (the “Notes”).

Concurrently with the Tender Offer, Spectrum Brands is soliciting from each holder of Notes consents (the “Consents”) to certain proposed amendments to the indenture, dated as of November 16, 2012, pursuant to which the Notes were issued (the “Indenture”). The proposed amendments, if consummated, would eliminate substantially all of the restrictive covenants and certain events of default in the Indenture.

Upon the terms and subject to the conditions set forth in the related Offer to Purchase and Consent Solicitation Statement (as it may be amended or supplemented from time to time, the “Statement”), Spectrum Brands will pay to each holder who validly delivers (and does not validly revoke) Consents prior to 5:00 p.m., New York City time, on September 23, 2019 (the “Consent Solicitation Expiration Time”), an amount in cash equal to the “Consent Payment” specified in the table below. Holders who validly tender (and do not validly withdraw) their Notes prior to the Consent Solicitation Expiration Time will also be entitled to receive an amount equal to the Tender Offer Consideration specified in the table below (together with the Consent Payment, the “Total Consideration”) on the Early Tender Settlement Date. The “Early Tender Settlement Date” for the Tender Offer will promptly follow the Consent Solicitation Expiration Time and is expected to be September 24, 2019. Holders who validly tender (and do not validly withdraw) their Notes after the Consent Solicitation Expiration Time but prior to the Tender Offer Expiration Time will be entitled to receive the Tender Offer Consideration on the Settlement Date, but will not be entitled to receive the Consent Payment.

The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on October 7, 2019, unless extended or earlier terminated by Spectrum Brands in its sole discretion (the “Tender Offer Expiration Time”).  The “Settlement Date” for the Tender Offer will promptly follow the Tender Offer Expiration Time and is expected to be October 8, 2019.  Following payment for the Notes accepted pursuant to the terms of the Tender Offer, Spectrum Brands currently intends, but is not obligated, to call for redemption, on or after November 15, 2019, all of the Notes that remain outstanding. If such redemption occurs, the Notes will be redeemed at 101.1042% in accordance with the terms of the Indenture, which is less than the Total Consideration. The Tender Offer does not constitute a notice of redemption or an obligation to issue a notice of redemption. Other information relating to the Tender Offer is listed in the table below.

Notes Subject to Tender Offer and Consent Solicitation	CUSIP/ISIN Numbers	Principal Amount of Notes Outstanding	Tender Offer Consideration(1)	Consent Payment(1)	Total Consideration(1)(2)
6.625% Senior Notes due 2022	CUSIP: 84762LAQ8 ISIN: US84762LAQ86	$285,000,000.00	$987.25	$30.00	$1,017.25

(1)
Per $1,000 principal amount of Notes and excluding accrued and unpaid interest. Holders will receive in cash an amount equal to accrued and unpaid interest on accepted notes on the applicable settlement date.

(2)	Includes Consent Payment

The Tender Offer is contingent upon, among other things, Spectrum Brands’ successful completion of an offering of $300,000,000 in aggregate principal amount of its Senior Notes due 2029 and the receipt of the requisite number of Consents to effect the proposed amendments to the Indenture. The Tender Offer is not conditioned on any minimum amount of Notes being tendered. Spectrum Brands may amend, extend or terminate the Tender Offer or Consent Solicitation, in its sole discretion. Tendered Notes may be withdrawn any time prior to 5:00 p.m., New York City time, on September 23, 2019, or such earlier time as Spectrum Brands may choose following receipt of validly tendered Consents from holders of at least a majority of the aggregate outstanding principal amount of the Notes.

Spectrum Brands intends to fund the Tender Offer Consideration and the Consent Payment, plus all related fees and expenses, from the proceeds of the recent divestiture of its Global Auto Care business, which it sold to Energizer Holdings, Inc. on January 28, 2019, plus cash on hand.

The terms and conditions of the Tender Offer and Consent Solicitation are described in the Statement.

Spectrum Brands has retained Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC to serve as the Dealer Managers for the Tender Offer.  Requests for documents may be directed to Global Bondholder Services Corporation, the Information Agent and Tender Agent at (866) 470-3700 (toll-free) or (212) 430-3774 (collect). Questions regarding the Tender Offer may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 325-2476 (collect) or RBC Capital Markets, LLC at (877) 381-2099 (toll-free) or (212) 618-7843 (collect).

This press release is for informational purposes only.  The Tender Offer and Consent Solicitation are being made solely by the Statement.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.  Any offers of concurrently offered securities will be made only by means of a private offering memorandum.  The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Spectrum Brands by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

None of Spectrum Brands, the Information Agent, the Tender Agent, the Dealer Managers or any of their respective affiliates makes any recommendation as to whether holders should tender or refrain from tendering their Notes, and no person or entity has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender Notes and, if so, the principal amount of the Notes to tender.

About Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc.
Spectrum Brands Holdings, a member of the Russell 1000 Index, is a global and diversified consumer products company and a leading supplier of residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, Black + Decker®, George Foreman®, Russell Hobbs®, Tetra®, Marineland®, GloFish®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Healthy-Hide®, Digest-eeze™, DreamBone®, SmartBones®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag® and Liquid Fence®.

Forward-Looking Statements
Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as the offering and the achievement of the expected benefits of such transaction (including expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance), may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our indebtedness on our business, financial condition and results of operations; (2) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (3) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (4) the impact of actions taken by significant stockholders; (5) the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (6) interest rate and exchange rate fluctuations; (7) the loss of significant reduction in, or dependence upon, sales to any significant retail customer(s); (8) competitive promotional activity or spending by competitors, or price reductions by competitors; (9) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (10) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, tariff, monetary or fiscal policies in the countries where we do business; (11) changes in consumer spending preferences and demand for our products; (12) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (13) our ability to successfully implement, achieve and sustain cost efficiencies and productivity improvements, and fully realize anticipated cost savings; (14) the seasonal nature of sales of certain of our products; (15) the effects of climate change and unusual weather activity; (16) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (17) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (18) the impact of pending or threatened litigation; (19) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data; (20) changes in accounting policies applicable to our business; (21) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (22) government regulations; (23) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (24) our inability to successfully integrate and operate new acquisitions at the level of financial performance anticipated; (25) the unanticipated loss of key members of senior management; (26) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets; (27) the transition to a new chief executive officer and such officer’s ability to determine and implement changes at the Company to improve the Company’s business and financial performance; and (28) the other risk factors set forth in the securities filings of the Company, including the most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q followed thereafter and Exhibit 99.3 to the Form 8-K filed on September 10, 2019.
Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.
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